UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2008

TransWorld Benefits International, Inc.
(Exact name of registrant as specified in its charter)

California	000-32673	98-0218912
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No)
of incorporation)

4675 MacArthur Court, Suite 550
Newport Beach, CA 92660
(Address of principal executive offices) (Zip Code)

949-851-7775
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On December 24, 2008, TransWorld Benefits International, Inc. (the “Company”) dismissed De Leon & Company, P.A. as the Company’s independent registered public accounting firm. The decision to change the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

(b) For the fiscal years ended June 30, 2007 and June 30, 2008 and the interim period through December 24, 2008, there were no disagreements with De Leon & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or accounting scope or procedure, which disagreements, if not resolved to the satisfaction of De Leon & Company, P.A, would have caused De Leon & Company, P.A. to make reference thereto in its report on the financial statements for such years.

(c) The report of De Leon & Company, P.A. on the Company’s financial statements as of and for the fiscal years ended June 30, 2006 thru June 30, 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, other than uncertainty as to the Company’s ability to continue as a going concern.

 (d) On December 24, 2008, the Company engaged Rose, Snyder & Jacobs Corporation as its new independent registered public accounting firm. The Company has not consulted with Rose, Snyder & Jacobs Corporation during the fiscal years ended June 30, 2007 and June 30, 2008 and the interim period through December 24, 2008, on either the application of accounting principles or type of opinion Rose, Snyder & Jacobs Corporation might issue on the Company’s financial statements.

(e) The Company has provided De Leon & Company, P.A. with a copy of this Current Report on Form 8-K Amendment 2 before it was filed and requested that De Leon & Company, P.A. furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter to De Leon & Company, P.A. dated January 16, 2009 is filed as Exhibit 16.4 to this Form 8-K Amendment 2, and,  his response is filed as Exhibit 16.5.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

16.4	Letter from the Company to De Leon & Company, P,A.
16.5	Letter to the Company from De Leon & Company, P.A.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TransWorld Benefits International, Inc.

By: /s/ Charles Seven
Charles Seven
President and Chief Executive Officer
Date: March 25, 2009